UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 8, 2005




                              Hibernia Corporation
             (Exact name of registrant as specified in its charter)




 Louisiana                          1-10294                     72-0724532
(State or other                   (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code: (504) 533-3333



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         As reported in Hibernia Corporation's first quarter 10-Q, on March 6, 2005, the Board of Directors of the Corporation amended the Corporation's 2003 Long-Term Incentive Compensation Plan (the "2003 Plan"), to the extent such action would not result in any awards under such plan being subject to accelerated taxation under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), to provide that any non-employee director of the Corporation whose service with the Corporation terminates by reason of the Corporation's merger into Capital One Financial Corporation, shall be deemed to have retired, regardless of whether such director's termination of service constitutes a "retirement" within the meaning of the 2003 Plan. The effect of this amendment is that stock options issued under the 2003 Plan will remain exercisable for three years following the date of termination of service on the Board, subject to any limitation imposed under Code Section 409A. As reported in an 8-K filed by the Corporation on May 31, on May 24, 2005, the Board adopted a similar amendment to the Corporation's 1993 Director Stock Option Plan (the "1993 Plan"), the effect of which is to permit options issued under the 1993 Plan to remain exercisable for one year following the date of such retirement subject to Code Section 409A.

         In view of recently issued proposed regulations promulgated under Code
Section 409A which permit certain extensions of option exercise periods, on November 8, 2005, the Board effectuated the amendments described above by extending the exercise periods for options granted under the 2003 Plan and the 1993 Plan for the four non-employee directors whose termination of service otherwise does not constitute retirement under those plans through the earlier of (i) the retirement period under the applicable plan or (ii) December 31, 2006 (the longest period permitted by Code Section 409A). The effect of this amendment is that the exercise period for options granted under the 2003 Plan that are held by directors who do not otherwise qualify for retirement treatment will extend through December 31, 2006 and the exercise period for options granted under the 1993 Plan that are held by directors who do not otherwise qualify for retirement treatment will extend for one year following the date of termination of service.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HIBERNIA CORPORATION
                                            (Registrant)


Date: November 14, 2005                     By:  /s/ Cathy E. Chessin
                                                 -------------------------------
                                                 Cathy E. Chessin
                                                 Executive Vice President,
                                                 Secretary and Corporate Counsel